SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: December 5, 2006

KLONDIKE STAR MINERAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30965	91-1980708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Box 20116 1031 - Ten Mile Road, Whitehorse, Yukon Y1A 7A2 Canada

(Address of principal executive offices)

Registrants telephone number, including area code: (800) 579-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 8 - Other Events

Item 8.01 - Other Events

On November 15, 2006, continued until November 27, 2006, the Company held its annual shareholder meeting. The following Proposals were presented for consideration by the shareholders, with the following votes being cast:
Proposal	For	Against	Abstained
To amend the Company's Articles of Incorporation Increasing the authorized shares of its common stock to 120,000,000 shares	9,413,691	142,701	11,611

To elect Hans Boge, P.Eng. as a member of the Board of Directors for a three year term	8,963,874	24,083	580,046

To elect Donald W. Flinn, P. Eng. as a member of the Board of Directors for a three year term	8,969,104	19,673	579,226

To elect Sergei Doodchenko, P. Eng. as a member of the Board of Directors for a two year term	9,502,520	29,757	35,726

To elect Albert Khelfa as a member of the Board of Directors for a two year term	9,510,131	20,652	37,220

To approve Williams & Webster, P.S. as the Company's independent auditors for the coming year	9,518,976	14,110	34,917

9,568,003 shares either attended the meeting or voted by proxy. A quorum having been met, all proposals have been approved. The Company will therefore prepare and file an amendment to its Articles of Incorporation increasing its authorized shares to 120,000,000 shares. Each newly elected Director will serve his designated term of office or until such time as he or she resigns or is dismissed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLONDIKE STAR MINERAL CORPORATION

December 5, 2006

December 5, 2006

____________________________         _______________________________

Date                                                                 Hans Boge, President